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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-4 of iStar Financial Inc. of our report dated March 15, 2006, except with respect to our opinion on the consolidated financial statements insofar as they relate to the effects of the discontinued operations as discussed in Notes 5, 13, 17 and 18, as to which the date is September 13, 2006, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K dated September 13, 2006. We also consent to the references to us under the headings "Experts" in such Amendment No. 2 to the Registration Statement on Form S-4.

PricewaterhouseCoopers LLP

New York, NY
January 23, 2007

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM